UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2021

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas 67210

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On November 15, 2021, Spirit AeroSystems Holdings, Inc. (the “Company”), Spirit AeroSystems, Inc., the Company’s direct wholly-owned subsidiary (“Spirit”), and Spirit AeroSystems North Carolina, Inc., a wholly-owned subsidiary of the Company, entered into a first refinancing, incremental assumption and amendment agreement (the “November 2021 Amendment”) to the term loan credit agreement, among Spirit, the Company, as parent guarantor, the lenders party thereto, and Bank of America, N.A., as administrative agent and collateral agent (the “Existing Credit Agreement” and, as amended by the November 2021 Amendment, the “Credit Agreement”). The Company previously announced in a Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 7, 2021that it had completed the syndication of the November 2021 Amendment on October 1, 2021.

Pursuant to the Existing Credit Agreement, certain lenders provided a term loan B facility in an initial aggregate principal amount of $400,000,000. The November 2021 Amendment provides for, among other things, (i) the refinancing of the $397,000,000 aggregate principal amount of term loans outstanding under the Existing Credit Agreement immediately prior to the effectiveness of the November 2021 Amendment (the “Existing Term Loans”) with term loans in an equal principal amount with a lower interest rate (the “Repriced Term Loans”) and (ii) an incremental term loan facility of $203,000,000 in aggregate principal amount with the same terms as the Repriced Term Loans (the "Incremental Term Loans" and, together with the Repriced Term Loans, the “Term Loans”). The proceeds of the Term Loans will be used to refinance the Existing Term Loans, to fund payments to the government of the United Kingdom and/or for general corporate purposes, including the repayment or redemption of debt.

The Term Loans will mature on January 15, 2025. Following the effectiveness of the November 2021 Amendment, the Term Loans will bear interest at a rate, at Spirit’s option, ranging between LIBOR plus 3.50% and LIBOR plus 3.75% (or between base rate plus 2.50% and base rate plus 2.75%, as applicable) based on Spirit’s first lien secured gross leverage ratio.

The description of the November 2021 Amendment in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the November 2021 Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	First Refinancing, Incremental Assumption and Amendment Agreement, dated as of November 15, 2021, among Spirit AeroSystems, Inc., as borrower, Spirit AeroSystems Holdings, Inc. and Spirit AeroSystems North Carolina, Inc., each as a guarantor, the lenders party thereto, and Bank of America, N.A., as administrative agent.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: November 15, 2021	By:	/s/ Mark J. Suchinski
Name: Mark J. Suchinski
Title: Senior Vice President and Chief Financial Officer